EXHIBIT 10.1

Form of DTE Energy Company
Stock Grant Agreement

This Agreement is made pursuant and subject to the provisions of the DTE Energy Company (“Company”) 2001 Stock Incentive Plan (“Plan”). Effective                     , the Company hereby grants to                      a long-term grant consisting of:

Non-Qualified Stock Options Performance Shares Shares of Restricted Stock

Non-Qualified Stock Options

You are entitled to exercise the option to purchase shares of DTE Common Stock at the price of $                     per share, according to the following vesting schedule:

33% of these Options are exercisable on the first anniversary of the grant date
66% of these Options are exercisable on the second anniversary of the grant date
100% of these Options are exercisable on the third anniversary of the grant date

Unless your employment terminates earlier, these options are in effect through the tenth anniversary of the grant date.

Performance Shares

The number of Performance Shares granted to you is your target award. Your final award can vary from zero to two times your target award based on the Company’s performance for the period                      through                      (three fiscal years). Final payment, if any, will occur in early            after approval by the Company’s Organization & Compensation Committee.

Restricted Stock

The shares of Restricted Stock shall be original issue shares or shares of Common Stock purchased by the Company in the open market. A certificate registered in your name, and held by the Company or its duly authorized representative, shall represent such shares. The certificate shall be endorsed with an appropriate legend referring to the applicable restrictions. Unless your employment terminates earlier, the restrictions on these shares will be lifted on the third anniversary of the grant date and the certificates will be issued to you shortly thereafter.

By accepting this grant you consent to any action taken under the Plan by the Company or the Administrator and agree to be bound by the terms of this Agreement and the “Annual Incentive and Long-Term Incentive Plans” summary, which is an integral part of this Agreement. You will be deemed to have accepted this grant unless you notify Human Resources in writing to the contrary. You are also entitled to a copy of the Plan document that governs this grant and may receive a copy by contacting Bill Eisengruber at 313.235.7339.

Sincerely,